                                                                       Exhibit 5

                         SHUMAKER, LOOP & KENDRICK, LLP
                             NORTH COURTHOUSE SQUARE
                                  1000 JACKSON
                               TOLEDO, OHIO 43624


                                February 25, 2002

George L. Chapman
Chairman of the Board,
   Chief Executive Officer and President
Health Care REIT, Inc.
One SeaGate, Suite 1500
Toledo, Ohio 43604

         Re:      HEALTH CARE REIT, INC.:
                  Registration Statement on Form S-3 SEC File No. 333-73936 Our File No. 72969

Dear Mr. Chapman:

         We have acted as counsel to Health Care REIT, Inc. (the "Company") in connection with the preparation and filing of its Registration Statement on Form S-3 with the Securities and Exchange Commission pursuant to the requirements of the Securities Act of 1933, as amended, for the registration of $677,344,400 of debt securities, preferred stock, common stock and warrants of the Company shares of the Company's common stock (hereinafter referred to as the "Shares").

         In connection with the following opinion, we have examined and have relied upon a prospectus supplement relating to the offering and sale under the Registration Statement of 906,125 shares of the Company's common stock (hereinafter referred to as the "Shares") for an aggregate purchase price of $24,999,989 or such other documents, records, certificates, statements, and instruments as we have deemed necessary and appropriate to render an opinion herein set forth.

         Based upon the foregoing, it is our opinion that the Shares will be, when issued and sold in the manner set forth in the Registration Statement, legally and validly issued and fully paid and nonassessable.

         The undersigned hereby consents to the filing of this opinion as
Exhibit 5 to the Registration Statement.

                                             Very truly yours,

                                             SHUMAKER, LOOP & KENDRICK, LLP

                                             By: /S/ Mary Ellen Pisanelli